UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2024

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street	Mt. Pleasant	Michigan	48858-1649
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On March 26, 2024, the Board of Directors (the “Board”) of Isabella Bank Corporation (the “Company”) took the following action with respect to its performance-based bonus plans.
Clawback Policy. The Board adopted a “Clawback Policy” applicable to all performance-based bonus plans paid based on the registrant’s financial performance. The Clawback Policy was made effective for annual incentives or other performance-based compensation granted or paid on or after January 1, 2024.
Isabella Bank Corporation Supplemental Executive Retirement Plan. The Board adopted a restated Isabella Bank Corporation Supplemental Executive Retirement Plan (the “SERP”) to incorporate the provisions of the recently adopted Clawback Policy. The Board also granted additional annual credits under the SERP to Jerome E. Schwind and Neil M. McDonnell. Under Mr. Schwind’s Participant Agreement, Mr. Schwind is eligible for credits totaling $800,000. Under Mr. McDonnell’s Participation Agreement, Mr. McDonnell is eligible for credits totaling $600,000. All Participant Agreements are subject to the Clawback Policy.
Isabella Bank Corporation Executive Cash Incentive Plan. The Board adopted a restated Isabella Bank Corporation Executive Cash Incentive Plan (the “Cash Plan”) to incorporate the provisions of the recently adopted Clawback Policy.
Isabella Bank Corporation Restricted Stock Plan. The Board adopted a restated Isabella Bank Corporation Restricted Stock Plan (the “RSP”) to incorporate the provisions of the recently adopted Clawback Policy. The Board also made annual grants under the RSP to Jerome E. Schwind and Neil M. McDonnell. Under Mr. Schwind’s Grant Agreement, Mr. Schwind is eligible for a grant of restricted stock equal in value to 40% of his annual salary if he meets his 2024 performance goals. Under Mr. McDonnell’s Grant Agreement, Mr. McDonnell is eligible for a grant of restricted stock equal in value to 30% of his annual salary if he meets his 2024 performance goals. All Grant Agreements contain vesting conditions and are subject to the Clawback Policy.
The foregoing summaries of the Clawback Policy, the SERP, the Participant Agreements, the Cash Plan, the RSP and the Grant Agreements are general descriptions only and are qualified in their entirety by reference to the full text of the Clawback Policy, the SERP, the Participant Agreements, the Cash Plan, the RSP and the Grant Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, and 10.8 respectively to this Current Report, and are incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description

10.1	Clawback Policy
10.2	Isabella Bank Corporation Supplemental Executive Retirement Plan
10.3	Participant Agreement for Jerome Schwind
10.4	Participant Agreement for Neil McDonnell
10.5	Isabella Bank Corporation Executive Cash Incentive Plan
10.6	Isabella Bank Corporation Restricted Stock Plan
10.7	Grant Agreement for Jerome Schwind
10.8	Grant Agreement for Neil McDonnell
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	April 1, 2024	By:	/s/ Jerome E. Schwind
Jerome E. Schwind, President & CEO

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Clawback Policy
10.2	Isabella Bank Corporation Supplemental Executive Retirement Plan
10.3	Participant Agreement for Jerome Schwind
10.4	Participant Agreement for Neil McDonnell
10.5	Isabella Bank Corporation Executive Cash Incentive Plan
10.6	Isabella Bank Corporation Restricted Stock Plan
10.7	Grant Agreement for Jerome Schwind
10.8	Grant Agreement for Neil McDonnell
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